Exhibit (c)(3)

CONFIDENTIAL - DRAFT Preliminary Valuation Analysis Presentation to: The Special Committee of the Board of Directors of Asta Funding, Inc. January 16, 2020

Disclaimer and Confidentiality Statement This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “Materials”), are provided to, and solely for the information of, the Committee (as defined herein) of the Company (as defined herein) in connection with the Committee’s consideration of a Proposed Transaction (as defined herein). This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions held with Lincoln (as defined herein) in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the Materials. The Materials are for discussion purposes only. Lincoln expressly disclaims any and all liability which may be based on the Materials and any errors therein or omissions therefrom. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view toward public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company, or Lincoln takes any responsibility for the use of the Materials by persons other than the Committee and the Company. The Materials are provided on a confidential basis solely for the information of the Committee and the Company, other than as described in the engagement letter between Lincoln and the Company, dated November 25, 2019 (the “Engagement Letter”), and may not be disclosed, summarized, reproduced, disseminated, quoted, or otherwise referred to, in whole or in part, without Lincoln’s express prior written consent. The Materials are necessarily based on financial, economic, market, and other conditions as in effect on, and the information available to Lincoln as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, Lincoln has not undertaken, and is under no obligation, to update, revise, or reaffirm the Materials. The Materials are not intended to provide the sole basis for evaluation of the Proposed Transaction and do not purport to contain all information that may be required to do so. The Materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Proposed Transaction. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, the Company, any security holder of the Company, or any other party as to how to vote or act with respect to any matter relating to the Proposed Transaction or otherwise. Lincoln’s only opinion is the Opinion (as defined herein), if any, that is actually delivered to the Committee. The Materials may not reflect information known to other professionals in other business areas of Lincoln and its affiliates. The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Lincoln did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The Materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market, financial conditions, and other matters, many of which are beyond the control of the participants in the Proposed Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses, or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses, or securities may actually be sold. The Materials do not constitute a fairness opinion, solvency opinion, valuation opinion, credit rating, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. The Materials do not address any other terms, aspects, or implications of the Proposed Transaction, or any agreements, arrangements, or understandings entered into in connection with the Proposed Transaction or otherwise. Furthermore, the Materials do not address the fairness of any portion or aspect of the Proposed Transaction to any party. In preparing the Materials, Lincoln has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (contingent or otherwise) of the Company or any other party.

Disclaimer and Confidentiality Statement (cont’d) Except as otherwise noted in the Materials, all budgets, projections, estimates, financial analyses, reports, and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the Materials have been prepared by management of the Company (“Management”) or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. Lincoln has relied upon representations made by Management and other participants in the Proposed Transaction that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Lincoln expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. Lincoln has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Proposed Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Lincoln has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant in the Proposed Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Lincoln that would be material to its analyses, and that the final forms of any draft documents reviewed by Lincoln will not differ in any material respect from such draft documents. The Materials do not constitute a commitment by Lincoln or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. Lincoln provides mergers and acquisitions, restructuring, and other advisory services to clients, which may have in the past included, or may currently or in the future include, one or more interested parties to the Proposed Transaction (each an “Interested Party”), for which services Lincoln has received, and may receive, compensation. Although Lincoln in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Proposed Transaction, or that otherwise may be of interest to the Company, Lincoln shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Lincoln is in possession of such information, to the Company or to use such information on the Company’s behalf. Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln may in the future provide, investment banking and other financial services to the Company or its respective affiliates, for which Lincoln and our affiliates would expect to receive compensation. THIS REPORT IS NOT INTENDED TO REPRESENT AND DOES NOT REPRESENT AN OPINION BY LINCOLN.

Table of Contents Section 1 Executive Summary 5 Section 2 Summary of Key Changes from December 30, 2019 Presentation 11 Section 3 Preliminary Valuation Analysis – Consumer Receivables 18 Section 4 Preliminary Valuation Analysis – Personal Injury Claims 22 Section 5 Preliminary Valuation Analysis – GAR 29 Section 6 Preliminary Valuation Analysis – Corporate Overhead 35 Appendix A Valuation Support 41 Appendix B Fully-Diluted Shares Outstanding 49 Appendix C Asta Trading Analysis 51 Appendix D Illustrative Premiums Paid Analysis 54 Appendix E Illustrative Minority Shareholder Consideration Sensitivities 56

Executive Summary Section 1

Executive Summary Engagement Overview, Proposed Transaction, and Determinations Engagement Overview Lincoln International LLC (“Lincoln”) has been engaged to serve as financial advisor to the Special Committee of the Board of Directors (the “Committee”) of Asta Funding, Inc. (“Asta” or the “Company”) to (i) provide customary financial and valuation advisory services to the Committee to assist it in evaluating and, if requested by the Committee, negotiating the Proposed Transaction (as described below), and (ii) upon request by the Committee, render to it a written opinion, as described below. Proposed Transaction It is Lincoln’s understanding that the Proposed Transaction involves the offer made by Gary Stern, the Chairman and Chief Executive Officer (the “CEO”) of the Company to acquire the shares of common stock of the Company not owned by the CEO or his family (the “Public Shares” and such holders, the “Public Shareholders”) through a merger transaction in which the Public Shares will be converted into the right to receive cash consideration of [$11.00] per share (the “Consideration”, and such transaction, the “Proposed Transaction”). The Opinion Upon request by the Committee, Lincoln will render a written opinion (the “Opinion”) as to whether the Consideration to be received by the Public Shareholders in connection with the Proposed Transaction is fair, from a financial point of view, to the Public Shareholders. Source: Mr. Stern’s proposal to the Board as of October 30, 2019; as verbally increased to [$11.00] per share on a Source: telephonic call with Mr. Stern and the Chairman of the Special Committee on December 31, 2019

Executive Summary Descriptions of the Three Sets of Projections “Original Management Projections” Represents the projections prepared and provided by Management of the Company to Lincoln on December 9, 2019. “Management Projections” Represents the projections prepared and provided by Management of the Company to Lincoln on January 6, 2020. “Adjusted Management Projections” Represents the projections prepared and provided by Management of the Company to Lincoln, and with respect to corporate overhead expense projections, reflecting certain adjustments as reviewed and approved for Lincoln’s use by the Special Committee on January 13, 2020.

Executive Summary Lincoln Valuation Methodology Lincoln performed a sum-of-the-parts financial analysis for each of the four primary operating segments of Asta: (i) consumer receivables, (ii) personal injury claims, (iii) social security disability advocacy, and (iv) corporate overhead (each a “Segment”, and collectively, the “Segments”). Segment    Entity    Valuation Methodology Consumer Receivables Palisades Collection, LLC (United States) Discounted cash flow analysis (“DCF”) using the Management Projections Palisades Collection, LLC (International: Colombia and Peru) DCF using the Management Projections Personal Injury Claims Simia Capital, LLC (“Simia”) DCF using the Management Projections Sylvave, LLC (“Sylvave”) DCF using the Management Projections Arthur Funding, LLC (“Arthur Funding”) Selected Public Companies / M&A Transactions Analysis using the Company’s investment in Arthur Funding as the basis Social Security Disability Advocacy GAR Disability Advocates, LLC (“GAR”) DCF using the Management Projections Selected Public Companies Analysis using GAR’s FY2019PF EBITDA as the basis for Lincoln’s preliminary valuation Corporate Overhead DCF using the Adjusted Management Projections discussed with and authorized by the Committee; see Section 6 for more details. For each Segment’s DCF analysis, Lincoln utilized the Management Projections, and with respect to corporate overhead, the Adjusted Management Projections, and a capital asset pricing model (“CAPM”)-derived weighted average cost of capital (“WACC”) to discount to present value the future cash flows in each of the Management Projections and the Adjusted Management Projections, respectively. Based on an analysis of the selected public companies used in Lincoln’s preliminary analysis and commensurate with the risks related to the Company and each of its Segments, Lincoln used a WACC range of 11.5% to 16.5%.

Executive Summary
Preliminary Valuation Summary

DRAFT

Preliminary Valuation Summary
($ in Thousands, except per share values)

			Low	Mid	High	Proposed Transaction
	Liquid Financial Assets					
	Cash And Cash Equivalents (2)		$4,308.0	$4,308.0	$4,308.0	
	Investments (3)		8,071.5	8,071.5	8,071.5	
	Available-For-Sale Securities (3)		56,279.9	56,279.9	56,279.9	
A	**Total Liquid Financial Assets**		$68,659.4	$68,659.4	$68,659.4	
	Segment Enterprise Value (Sum-of-the-Parts Analysis)					
	Consumer Receivables		$16,800.0	$17,400.0	$18,000.0	
	Personal Injury Claims		2,245.0	2,376.0	2,456.0	
	GAR		5,000.0	5,950.0	7,250.0	
	Corporate Overhead (4)		(22,700.0)	(23,700.0)	(24,800.0)	
B	**Total Segment Enterprise Value**		$1,345.0	$2,026.0	$2,906.0	
	Other Assets					
	Present Value of NOL Tax Benefits		$0.1	$0.1	$0.1	
	Equity Method Investment (Serlefin) (2) (5)		280.0	280.0	280.0	
	Settlements Receivable (2) (6)		1,558.0	1,558.0	1,558.0	
	Other Assets (2) (7)		389.0	389.0	389.0	
C	**Total Other Assets**		$2,227.1	$2,227.1	$2,227.1	
D = A + B + C	**Aggregate Equity Value**		$72,231.4	$72,912.5	$73,792.5	$74,179.1
E	Fully-Diluted Shares Outstanding (1)		6,738,789	6,743,555	6,749,593	6,743,555
F = D / E	**Value Per Share**		$10.72	$10.81	$10.93	$11.00
	Implied Aggregate Equity Value Multiples					
	2019A Book Value	$89,169.0	0.81x	0.82x	0.83x	0.83x
	2019A Tangible Book Value	87,759.0	0.82x	0.83x	0.84x	0.85x
	2019A Earnings	7,175.0	10.1x	10.2x	10.3x	10.3x

(1) Fully-diluted shares outstanding were calculated using the Treasury Stock Method and Lincoln's range of Value Per Share; see Appendix B for additional details
(2) As of September 30, 2019, per Company filings
(3) Reflects market value as of January 15, 2020
(4) Corporate Overhead was calculated using the Adjusted Management Projections through FY2026; see Section 6 for additional details
(5) Relates to the Company's 49% owned joint venture with Serlefin Peru
(6) Relates to a lawsuit filed by the Company against a third-party servicer arising from the servicer's failure to pay certain amounts due under a servicing agreement
(7) Other Assets consists of (i) a Republic Bank Deposit of $215,000 and (ii) a Loan to Serlefin of $174,000

Notes: Lincoln's valuation analysis excludes any potential impact of the derivative lawsuit filed by Daniel Litten in Delaware Chancery Court on November 4, 2019 (the "Derivative Lawsuit");
Proposed Transaction Aggregate Equity Value was implied from the Consideration and the midpoint of Lincoln's fully-diluted shares outstanding

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

9

Executive Summary

Book Value Reconciliation

DRAFT

Book Value Reconciliation - Balance Sheet as of September 30, 2019

($ in Thousands, except per share values)

		Book Value	Tangible Book Value	Lincoln Midpoint Valuation Analysis
	Operating Assets			
	Consumer receivables acquired for liquidation	$1,668.0	$1,668.0	
	Investment in personal injury claims, net	5,190.0	5,190.0	
	Due from third party collection agencies and attorneys	596.0	596.0	
	Accounts receivable, net	266.0	266.0	
	Prepaid and income taxes receivable, net	264.0	264.0	
	Furniture and equipment, net	120.0	120.0	
	Goodwill	1,410.0	0.0	
	Other Assets	746.0	746.0	
A	**Total Operating Assets**	$10,260.0	$8,850.0	
	Operating Liabilities			
	Accounts payable and accrued expenses	$941.0	$941.0	
	Income taxes payable	575.0	575.0	
B	**Total Operating Liabilities**	$1,516.0	$1,516.0	
C = A - B	**Total Stockholders' Equity - Operating**	$8,744.0	$7,334.0	$2,026.0
	Per Share Amount (1)	$1.30	$1.09	$0.30
	Non-Operating Assets			
	Cash and cash equivalents	$4,308.0	$4,308.0	$4,308.0
	Available-for-sale debt securities (at fair value)	56,123.0	56,123.0	56,279.9
	Investments in equity securities (at fair value)	8,136.0	8,136.0	8,071.5
	Equity method investment	280.0	280.0	280.0
	Settlement receivable	1,558.0	1,558.0	1,558.0
	Deferred income taxes	9,631.0	9,631.0	0.1
	Other assets	389.0	389.0	389.0
D	**Total Non-Operating Assets**	$80,425.0	$80,425.0	$70,886.5
	Total Stockholders' Equity - Non-Operating	$80,425.0	$80,425.0	$70,886.5
	Per Share Amount (1)	$11.93	$11.93	$10.51
E = C + D	**Total Stockholders' Equity**	$89,169.0	$87,759.0	$72,912.5
	Per Share Amount (1)	$13.22	$13.01	$10.81

(1) Fully-diluted shares outstanding of 6,743,555 were calculated using the Treasury Stock Method and Lincoln's midpoint per share value; see Appendix B for additional details

Source: Company filings

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

10

Summary of Key Changes from December 30, 2019 Presentation Section 2

Summary of Key Changes from December 30, 2019 Presentation Historical and Projected Financial Statements – Comparison of Management Projections $20,000.0 $15,000.0 $10,000.0 $5,000.0 $0.0 (5,000.0) (10,000.0) $14,390.0 $12,512.0 $11,260.0 $10,365.0 $9,558.0 $8,450.0 $7,911.0 $13,142.0 $11,840.0 $10,368.0 $9,656.0 $9,040.0 $8,071.0 $7,628.0 $915.0 ($1,256.0) ($2,216.0) ($2,912.0) ($4,021.0) ($4,572.0) $1.0 ($414.0) ($1,917.0) ($2,720.0) ($3,250.0) ($4,246.0) ($4,745.0) $1.0 $0.9 $0.7 $0.6 $0.5 $0.4 $0.3

Summary of Key Changes from December 30, 2019 Presentation

Historical and Projected Financial Statements – Original Management Projections

DRAFT

Historical and Projected Financial Statements - Original Management Projections

($ in Thousands)

Fiscal Year Ended September 30,	2018A	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P
Consumer Receivables	$15,863.0	$14,050.0	$9,106.0	$7,161.0	$5,858.0	$4,743.0	$3,860.0	$2,671.0	$2,051.0
Personal Injury Claims Funding	1,754.0	2,202.0	84.0	151.0	202.0	422.0	498.0	579.0	660.0
GAR	4,598.0	4,861.0	5,200.0	5,200.0	5,200.0	5,200.0	5,200.0	5,200.0	5,200.0
Total Revenue	$22,215.0	$21,113.0	$14,390.0	$12,512.0	$11,260.0	$10,365.0	$9,558.0	$8,450.0	$7,911.0
Growth	*NA*	*(5.0%)*	*(31.8%)*	*(13.1%)*	*(10.0%)*	*(7.9%)*	*(7.8%)*	*(11.6%)*	*(6.4%)*
(+) Other Income (1)	4,179.0	706.0	115.0	27.0	5.0	5.0	5.0	5.0	5.0
Total Income	$26,394.0	$21,819.0	$14,505.0	$12,539.0	$11,265.0	$10,370.0	$9,563.0	$8,455.0	$7,916.0
(-) General & Administrative Expenses	(5,774.0)	(5,385.0)	(6,082.0)	(5,622.0)	(5,602.0)	(5,653.0)	(5,527.0)	(5,512.0)	(5,527.0)
EBITDA (Pre-Corporate Overhead)	$20,620.0	$16,434.0	$8,423.0	$6,917.0	$5,663.0	$4,717.0	$4,036.0	$2,943.0	$2,389.0
Growth	*NA*	*(20.3%)*	*(48.7%)*	*(17.9%)*	*(18.1%)*	*(16.7%)*	*(14.4%)*	*(27.1%)*	*(18.8%)*
Margin	*78.1%*	*75.3%*	*58.1%*	*55.2%*	*50.3%*	*45.5%*	*42.2%*	*34.8%*	*30.2%*
(-) Corporate Overhead	(9,311.0)	(7,895.0)	(7,508.0)	(6,913.0)	(6,919.0)	(6,933.0)	(6,948.0)	(6,964.0)	(6,961.0)
Growth	*NA*	*(15.2%)*	*(4.9%)*	*(7.9%)*	*0.1%*	*0.2%*	*0.2%*	*0.2%*	*(0.0%)*
EBITDA (Post-Corporate Overhead)	$11,309.0	$8,539.0	$915.0	$4.0	($1,256.0)	($2,216.0)	($2,912.0)	($4,021.0)	($4,572.0)
Growth	*NA*	*(24.5%)*	*(89.3%)*	*(99.6%)*	*NM*	*NM*	*NM*	*NM*	*NM*
Margin	*42.8%*	*39.1%*	*6.3%*	*0.0%*	*(11.1%)*	*(21.4%)*	*(30.5%)*	*(47.6%)*	*(57.8%)*

(1) Excludes interest income attributable to U.S. Treasuries

Source: Original Management Projections, as provided to Lincoln by Management on December 9, 2019

LINCOLN INTERNATIONAL

Asta Funding, Inc.

13

DRAFT

Summary of Key Changes from December 30, 2019 Presentation
Historical and Projected Financial Statements – Management Projections

Historical and Projected Financial Statements - Management Projections
($ in Thousands)

Fiscal Year Ended September 30,	2018A	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P
Consumer Receivables	$15,863.0	$14,050.0	$9,106.0	$7,161.0	$5,624.0	$4,601.0	$3,816.0	$2,671.0	$2,051.0
Personal Injury Claims Funding	1,754.0	2,202.0	84.0	151.0	202.0	422.0	498.0	579.0	660.0
GAR	4,598.0	4,861.0	3,952.0	4,528.0	4,542.0	4,633.0	4,726.0	4,821.0	4,917.0
Total Revenue	$22,215.0	$21,113.0	$13,142.0	$11,840.0	$10,368.0	$9,656.0	$9,040.0	$8,071.0	$7,628.0
Growth	*NA*	*(5.0%)*	*(37.8%)*	*(9.9%)*	*(12.4%)*	*(6.9%)*	*(6.4%)*	*(10.7%)*	*(5.5%)*
(+) Other Income (1)	4,179.0	862.0	115.0	27.0	5.0	5.0	5.0	5.0	5.0
Total Income	$26,394.0	$21,975.0	$13,257.0	$11,867.0	$10,373.0	$9,661.0	$9,045.0	$8,076.0	$7,633.0
(-) General & Administrative Expenses	(5,774.0)	(5,537.0)	(5,834.0)	(5,396.0)	(5,391.0)	(5,468.0)	(5,367.0)	(5,378.0)	(5,417.0)
EBITDA (Pre-Corporate Overhead)	$20,620.0	$16,438.0	$7,423.0	$6,471.0	$4,982.0	$4,193.0	$3,678.0	$2,698.0	$2,216.0
Growth	*NA*	*(20.3%)*	*(54.8%)*	*(12.8%)*	*(23.0%)*	*(15.8%)*	*(12.3%)*	*(26.6%)*	*(17.9%)*
Margin	*78.1%*	*74.8%*	*56.0%*	*54.5%*	*48.0%*	*43.4%*	*40.7%*	*33.4%*	*29.0%*
(-) Corporate Overhead	(9,292.0)	(7,831.0)	(7,422.0)	(6,885.0)	(6,899.0)	(6,913.0)	(6,928.0)	(6,944.0)	(6,961.0)
Growth	*NA*	*(15.7%)*	*(5.2%)*	*(7.2%)*	*0.2%*	*0.2%*	*0.2%*	*0.2%*	*0.2%*
EBITDA (Post-Corporate Overhead)	$11,328.0	$8,607.0	$1.0	($414.0)	($1,917.0)	($2,720.0)	($3,250.0)	($4,246.0)	($4,745.0)
Growth	*NA*	*(24.0%)*	*(100.0%)*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*
Margin	*42.9%*	*39.2%*	*0.0%*	*(3.5%)*	*(18.5%)*	*(28.2%)*	*(35.9%)*	*(52.6%)*	*(62.2%)*

(1) Excludes interest income attributable to U.S. Treasuries

Source: Management Projections, as provided to Lincoln by Management on January 6, 2020

LINCOLN INTERNATIONAL
Asta Funding, Inc.
14

Summary of Key Changes from December 30, 2019 Presentation Historical and Projected Financial Statements – Adjusted Management Projections Historical and Projected Financial Statements - Adjusted Management Projections ($ in Thousands) Fiscal Year Ended September 30, 2018A 2019A 2020P 2021P 2022P 2023P 2024P 2025P 2026P Consumer Receivables $15,863.0 $14,050.0 $9,106.0 $7,161.0 $5,624.0 $4,601.0 $3,816.0 $2,671.0 $2,051.0 Personal Injury Claims Funding 1,754.0 2,202.0 84.0 151.0 202.0 422.0 498.0 579.0 660.0 GAR 4,598.0 4,861.0 3,952.0 4,528.0 4,542.0 4,633.0 4,726.0 4,821.0 4,917.0 Total Revenue $22,215.0 $21,113.0 $13,142.0 $11,840.0 $10,368.0 $9,656.0 $9,040.0 $8,071.0 $7,628.0 Growth NA (5.0%) (37.8%) (9.9%) (12.4%) (6.9%) (6.4%) (10.7%) (5.5%) (+) Other Income (1) 4,179.0 862.0 115.0 27.0 5.0 5.0 5.0 5.0 5.0 Total Income $26,394.0 $21,975.0 $13,257.0 $11,867.0 $10,373.0 $9,661.0 $9,045.0 $8,076.0 $7,633.0 (-) General & Admini s trative Expenses (5,774.0) (5,537.0) (5,834.0) (5,396.0) (5,391.0) (5,468.0) (5,367.0) (5,378.0) (5,417.0) EBITDA (Pre-Corporate Overhead) $20,620.0 $16,438.0 $7,423.0 $6,471.0 $4,982.0 $4,193.0 $3,678.0 $2,698.0 $2,216.0 Growth NA (20.3%) (54.8%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) Margin 78.1% 74.8% 56.0% 54.5% 48.0% 43.4% 40.7% 33.4% 29.0% (-) Corporate Overhead (9,292.0) (7,831.0) (7,422.0) (6,470.1) (4,981.3) (4,192.4) (3,677.5) (2,697.6) (2,215.7) Growth NA (15.7%) (5.2%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) EBITDA (Pos t-Corporate Overhead) $11,328.0 $8,607.0 $1.0 $0.9 $0.7 $0.6 $0.5 $0.4 $0.3 Growth NA (24.0%) (100.0%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) Margin 42.9% 39.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% (1) Excludes interes t income attributable to U.S. Treasuries Source: Adjusted Management Projections, as provided to the Special Committee by Lincoln on January 13, 2020

Summary of Key Changes from December 30, 2019 Presentation

DRAFT

Preliminary Valuation Summary - Variance to Prior Analysis
($ in Thousands, except per share values)

		High-End Value (Prior)	High-End Value (Current)	Variance	Per Share (Prior)	Per Share (Current)	Variance
	Liquid Financial Assets						
	Cash And Cash Equivalents (2)	$4,308.0	$4,308.0	$0.0	$0.64	$0.64	($0.00)
	Investments (3)	8,044.6	8,071.5	27.0	1.19	1.20	0.00
	Available-For-Sale Securities (3)	56,271.1	56,279.9	8.8	8.35	8.34	(0.01)
A	Total Liquid Financial Assets	$68,623.6	$68,659.4	$35.8	$10.18	$10.17	($0.01)
	Segment Enterprise Value (Sum-of-the-Parts Analysis)						
	Consumer Receivables	$19,423.0	$18,000.0	($1,423.0)	$2.88	$2.67	($0.21)
	Personal Injury Claims	2,559.0	2,456.0	(103.0)	0.38	0.36	(0.02)
	GAR	9,008.0	7,250.0	(1,758.0)	1.34	1.07	(0.26)
	Corporate Overhead (4)	(24,553.0)	(24,800.0)	(247.0)	(3.64)	(3.67)	(0.03)
B	Total Segment Enterprise Value	$6,437.0	$2,906.0	($3,531.0)	$0.95	$0.43	($0.52)
	Other Assets						
	Present Value of NOL Tax Benefits	$1,230.5	$0.1	($1,230.4)	$0.18	$0.00	($0.18)
	Equity Method Investment (Serlefin) (2) (5)	280.0	280.0	0.0	0.04	0.04	(0.00)
	Settlements Receivable (2) (6)	1,558.0	1,558.0	0.0	0.23	0.23	(0.00)
	Other Assets (2)	1,135.0	389.0	(746.0)	0.17	0.06	(0.11)
C	Total Other Assets	$4,203.5	$2,227.1	($1,976.4)	$0.62	$0.33	($0.29)
D = A + B + C	Aggregate Equity Value	$79,264.1	$73,792.5	($5,471.6)	$11.76	$10.93	($0.83)
	Fully-Diluted Shares Outstanding (1)	6,740,514	6,749,703				
	Value Per Share	$11.76	$10.93				

Implied Equity Value Multiples

		Prior	Current
2019A Book Value	$89,169.0	0.89x	0.83x
2019A Tangible Book Value	87,759.0	0.90x	0.84x
2019A As Reported Net Income	7,175.0	11.0x	10.3x

(1) Fully-diluted shares outstanding of 6,740,514 and 6,749,703, respectively were calculated using the Treasury Stock Method and Lincoln's Value Per Share; see Appendix B for additional details
(2) As of September 30, 2019, per Company filings
(3) Reflects market value as of December 27, 2019 and January 15, 2020, respectively
(4) Corporate Overhead was calculated using the Adjusted Management Projections through FY2026; see Section 6 for additional details
(5) Relates to the Company's 49% owned joint venture with Serlefin Peru
(6) Relates to a lawsuit filed by the Company against a third-party servicer arising from the servicer's failure to pay certain amounts due under a servicing agreement

Source: Management Projections and Adjusted Management Projections
Notes: Value (Prior) and Value (Current) represent the high-end of Lincoln's preliminary valuation range

LINCOLN INTERNATIONAL

Asta Funding, Inc.

16

Summary of Key Changes from December 30, 2019 Presentation Investments and Available-For-Sale Securities: Updated publicly-traded securities with market prices as of January 10, 2020. Segment Enterprise Values: Consumer Receivables: Incorporated the current Management Projections, in which Management corrected for a double counting of a portion of finance income vs. the Original Management Projections, which was already being accounted for as cash collections beyond FY2021. In addition, Lincoln allocated several accounts previously classified as “Other Assets” to working capital; Personal Injury Claims: Incorporated the latest Arthur Funding portfolio details through December 31, 2019, and updated Lincoln’s price / book value multiples range from 0.75x - 1.00x to 1.00x - 1.25x; GAR: Incorporated the current Management Projections, as provided by Management. Lincoln updated its EBITDA multiple selection from 4.5x – 5.5x to 4.0x – 5.5x. Lincoln also made pro forma adjustments to the FY2019 EBITDA to account for (i) the full amount of the GAR President’s salary of $330,000 (an incremental $220,000 vs. the Management Projections), as he is solely dedicated to GAR, per Management, and (ii) to remove the impact of Five Star cash collections, which is currently being wound down; allocated several accounts previously classified as “Other Assets” to working capital; and Corporate Overhead: Allocated several accounts previously classified as “Other Assets” to working capital. Minor changes to the Adjusted Management Projections, due to the incorporation of the current Management Projections. NOL Tax Benefits: Lower NOL value due to de minimis consolidated income throughout the forecast period as a result of the updated Management Projections. Other Assets: Allocated several accounts previously classified as “Other Assets” to the working capital balances of the applicable Segment. Fully-Diluted Shares Outstanding: Updated the Treasury Stock Method calculations, using Lincoln’s range of per share values; See Appendix B for more details. Source: Original Management Projections; Management Projections; Adjusted Management Projections; Market data Source: as of January 10, 2020; Company Management

Preliminary Valuation Analysis – Consumer Receivables Section 3

Preliminary Valuation Analysis – Consumer Receivables

Historical and Projected Financial Statements

DRAFT

Historical and Projected Financial Performance - Consumer Receivables
($ in Thousands)

			Management Projections							Long-Term Projections		'19A - '28P	'20P - '28P
FY Ending September 30,	2018A	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	CAGR	Avg.
Finance Income	$15,863.0	$14,050.0	$9,106.0	$7,161.0	$5,624.0	$4,601.0	$3,816.0	$2,671.0	$2,051.0	$1,640.8	$1,312.6	(23.2%)	
Other Income	$4,077.0	$773.0	$115.0	$27.0	$5.0	$5.0	$5.0	$5.0	$5.0	$5.0	$5.0	(42.9%)	
Total Revenue	$19,940.0	$14,823.0	$9,221.0	$7,188.0	$5,629.0	$4,606.0	$3,821.0	$2,676.0	$2,056.0	$1,645.8	$1,317.6	(23.6%)	
Growth	*NA*	*(25.7%)*	*(37.8%)*	*(22.0%)*	*(21.7%)*	*(18.2%)*	*(17.0%)*	*(30.0%)*	*(23.2%)*	*(20.0%)*	*(19.9%)*		
(-) Total Operating Expenses	($1,722.0)	($2,155.0)	($1,289.0)	($1,231.0)	($1,185.0)	($1,154.0)	($1,130.0)	($1,096.0)	($1,078.0)	($1,078.0)	($1,078.0)	(7.4%)	
EBITDA	$18,218.0	$12,668.0	$7,932.0	$5,957.0	$4,444.0	$3,452.0	$2,691.0	$1,580.0	$978.0	$567.8	$239.6	(35.7%)	
Margin	*91.4%*	*85.5%*	*86.0%*	*82.9%*	*78.9%*	*74.9%*	*70.4%*	*59.0%*	*47.6%*	*34.5%*	*18.2%*		*61.4%*
Growth	*NA*	*(30.5%)*	*(37.4%)*	*(24.9%)*	*(25.4%)*	*(22.3%)*	*(22.0%)*	*(41.3%)*	*(38.1%)*	*(41.9%)*	*(57.8%)*		
Net Working Capital	$4,504.0	$2,264.0	$1,341.0	$549.0	$285.0	$125.0	$66.0	$45.0	$35.0	$29.6	$25.3	(39.3%)	
as a % of Total Revenue	*22.6%*	*15.3%*	*14.5%*	*7.6%*	*5.1%*	*2.7%*	*1.7%*	*1.7%*	*1.7%*	*1.8%*	*1.9%*		*4.3%*

Source: Management Projections
Note: Net Working Capital includes (i) changes in operating assets and liabilities and (ii) principal collections from both the U.S. and international consumer receivables portfolios

LINCOLN INTERNATIONAL

Asta Funding, Inc.

19

Preliminary Valuation Analysis – Consumer Receivables DCF Analysis - Key Assumptions As part of its preliminary valuation analysis, Lincoln performed a DCF utilizing the Management Projections for the fiscal years (“FY”) ended September 30, 2020 through September 30, 2026. Based on discussions with Management, there have not been any new consumer receivable portfolio purchases in several years, and there are no plans to restart consumer receivable portfolio purchases in the near future for either the domestic or international operations of the Company’s Consumer Receivables Segment. For the purposes of Lincoln’s preliminary analysis, and based on discussions with Management, Lincoln assumed that Consumer Receivables portfolio would be liquidated at the end of FY2028, after which point the Segment is projected to become unprofitable on a standalone EBITDA basis. As such, no terminal value was contemplated in Lincoln’s DCF analysis. The following is a summary of the key assumptions used in the DCF analysis, extrapolated through FY2028, based on discussions with Management, for the Company’s Consumer Receivables Segment: Total revenue and EBITDA are projected to decrease at a CAGR of 23.6% and 35.7%, respectively, over the FY2019 through FY2028 period; The Company’s Consumer Receivables Segment EBITDA margin is projected to decline from 85.5% in FY2019 to 18.2% in FY2028; Given the run-off nature of the portfolio, Lincoln assumed that the Company’s Consumer Receivables Segment would be liquidated at the end of FY2028, after which point the Segment is projected to become unprofitable on a standalone EBITDA basis; Net working capital, calculated on a cash-free, debt-free basis, and including principal collections on each of the U.S. and international consumer receivable portfolios, averages 4.3% of Segment revenue over the FY2020 through FY2028 period; Lincoln utilized a tax rate of 28.1%, per Management; and The resulting discrete cash flows were discounted at a WACC range of 11.5% to 16.5%. Source: Management Projections Notes: DCF analysis does not contain a terminal value as the Consumer Receivables Segment is assumed to cease Notes: operations at FY2028, after which point it is projected to become unprofitable on a standalone EBITDA basis. Notes: Net Working Capital includes changes in operating assets and liabilities and principal collection from both the Notes: U.S. and international consumer receivables portfolios

Preliminary Valuation Analysis – Consumer Receivables DCF Analysis - Summary DCF Analysis - Consumer Receivables ($ in Thousands) Management Projections Long-Term Projections '19A - '28P '20P - '28P FY Ending September 30, 2019A 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P CAGR Avg. Total Revenue $14,823.0 $9,221.0 $7,188.0 $5,629.0 $4,606.0 $3,821.0 $2,676.0 $2,056.0 $1,645.8 $1,317.6 (23.6%) % Growth (25.7%) (37.8%) (22.0%) (21.7%) (18.2%) (17.0%) (30.0%) (23.2%) (20.0%) (19.9%) EBITDA $12,668.0 $7,932.0 $5,957.0 $4,444.0 $3,452.0 $2,691.0 $1,580.0 $978.0 $567.8 $239.6 (35.7%) % Margin 85.5% 86.0% 82.9% 78.9% 74.9% 70.4% 59.0% 47.6% 34.5% 18.2% 61.4% % Growth (30.5%) (37.4%) (24.9%) (25.4%) (22.3%) (22.0%) (41.3%) (38.1%) (41.9%) (57.8%) EBIT $7,932.0 $5,957.0 $4,444.0 $3,452.0 $2,691.0 $1,580.0 $978.0 $567.8 $239.6 (-) Pro Forma Taxes @ 28.1% (2,229.7) (1,674.5) (1,249.2) (970.4) (756.4) (444.1) (274.9) (159.6) (67.4) NOPAT $5,702.3 $4,282.5 $3,194.8 $2,481.6 $1,934.6 $1,135.9 $703.1 $408.2 $172.3 (+/-) Net Working Capital 923.0 792.0 264.0 160.0 59.0 21.0 10.0 5.4 4.3 Free Cash Flow $6,625.3 $5,074.5 $3,458.8 $2,641.6 $1,993.6 $1,156.9 $713.1 $413.6 $176.6 Discount Period 0.21 1.21 2.21 3.21 4.21 5.21 6.21 7.21 8.21 Discount Factor @ 14.00% 0.9727 0.8533 0.7485 0.6566 0.5759 0.5052 0.4432 0.3887 0.3410 Present Value of Unlevered Free Cash Flow $6,444.6 $4,329.9 $2,588.8 $1,734.4 $1,148.1 $584.4 $316.0 $160.8 $60.2 Enterprise Value Low Mid High WACC 16.50% 14.00% 11.50% Present Value of Discrete Cash Flows $16,751.9 $17,367.2 $18,043.9 Indicated Enterprise Value (Rounded) $16,800.0 $17,400.0 $18,000.0 Source: Management Projections Notes: DCF analysis does not contain a terminal value as the Consumer Receivables Segment is assumed to cease Notes: operations at FY2028, after which point it is projected to become unprofitable on a standalone EBITDA basis. Notes: Net Working Capital includes changes in operating assets and liabilities and principal collection from both the Notes: U.S. and international consumer receivables portfolios

Preliminary Valuation Analysis – Personal Injury Claims Section 4

Preliminary Valuation Analysis – Personal Injury Claims Historical and Projected Financial Statements – Arthur Funding Historical and Projected Financial Performance - Arthur Funding ($ in Thousands) Management Projections FY Ending September 30, 2019A 2020P 2021P 2022P 2023P 2024P 2025P 2026P Personal Injury Claims Income $12.0 $84.0 $151.0 $202.0 $422.0 $498.0 $579.0 $660.0 Other Income 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total Revenue $12.0 $84.0 $151.0 $202.0 $422.0 $498.0 $579.0 $660.0 Growth NA NM 79.8% 33.8% 108.9% 18.0% 16.3% 14.0% (-) Total Operating Expenses ($80.0) ($379.0) ($406.0) ($423.0) ($506.0) ($535.0) ($620.0) ($651.0) EBITDA ($68.0) ($295.0) ($255.0) ($221.0) ($84.0) ($37.0) ($41.0) $9.0 Margin (566.7%) (351.2%) (168.9%) (109.4%) (19.9%) (7.4%) (7.1%) 1.4% Growth NA NM NM NM NM NM NM NM Investment in Arthur Funding ($225.0) ($322.0) ($199.0) ($332.0) ($601.0) ($703.0) ($768.0) ($849.0) Free Cash Flow ($617.0) ($454.0) ($553.0) ($685.0) ($740.0) ($809.0) ($842.3) as a % of Total Revenue (734.5%) (300.7%) (273.8%) (162.3%) (148.6%) (139.7%) (127.6%) Source: Management Projections

Preliminary Valuation Analysis – Personal Injury Claims Projected Simia and Sylvave Book Value Rollforward and Remaining Portfolio Composition Simia and Sylvave Book Value Rollforward $665.0 $495.0 $325.0 $155.0 $2,300.0 $1,450.0 $600.0 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 2020P 2021P 2022P 2023P 2024P Simia Sylvave Remaining Portfolio Composition Simia Number of Loans 269 Total Balance ($ in thousands) $2,958.9 Average Interest Rate 21.5% Most Seasoned 11/12/2013 Most Recent 10/26/2017 Sylvave Number of Loans 1,960 Total Balance ($ thousands) $17,726.1 Average Upfront Fee Collected $716.8 Most Seasoned 8/9/2010 Most Recent 7/10/2017 Source: Management Projections

Preliminary Valuation Analysis – Personal Injury Claims DCF Analysis - Key Assumptions As part of its preliminary valuation analysis, Lincoln determined the indicated enterprise value of the Company’s Personal Injury Claims Segment by performing a DCF analysis utilizing the Management Projections, and a Selected Public Companies / M&A Transactions Analysis for Arthur Funding using the Company’s invested capital in Arthur Funding as of December 31, 2019 to which Lincoln applied a range of book value multiples. Based on discussions with Management, there have been no new personal injury claims portfolio fundings for either Simia and Sylvave in several years and all new personal injury claims fundings are expected to be completed by the Company’s Arthur Funding Segment. As such, no terminal value was contemplated in Lincoln’s DCF analysis for Simia and Sylvave. The following is a summary of the key assumptions used in the DCF analysis for Simia and Sylvave: Principal and interest cash collections for each of Simia and Sylvave, as displayed on the next page, were projected by Management based on historical realization rates, and are expected to decline to zero by FY2024 as the portfolios are fully-wound down; Operating expenses for Simia and Sylvave are correspondingly expected to decline throughout the projection period; Due to the projected pre-tax losses for Simia and Sylvave, Lincoln projected cash taxes to be zero; and The resulting discrete cash flows were discounted at a WACC range of 11.5% to 16.5%. Source: Management Projections

Preliminary Valuation Analysis – Personal Injury Claims Simia and Sylvave DCF Analysis – Summary DCF Analysis - Simia and Sylvave ($ in Thousands) Management Projections FY Ending September 30, 2020P 2021P 2022P 2023P 2024P Principal Collections - Simia $304.0 $76.0 $76.0 $76.0 $76.0 Interest Collections - Simia 96.0 24.0 24.0 24.0 24.0 Principal Collections - Sylvave 672.0 503.0 503.0 336.0 0.0 Interest Collections - Sylvave 328.0 247.0 247.0 164.0 0.0 Total Portfolio Cash Flows $1,400.0 $850.0 $850.0 $600.0 $100.0 (-) Total Operating Expenses ($628.0) ($197.0) ($197.0) ($197.0) ($66.0) (-) Pro Forma Taxes 0.0 0.0 0.0 0.0 0.0 Free Cash Flow $772.0 $653.0 $653.0 $403.0 $34.0 Discount Period 0.21 1.21 2.21 3.21 4.21 Discount Factor @ 14.00% 0.9727 0.8533 0.7485 0.6566 0.5759 Present Value of Unlevered Free Cash Flow $750.9 $557.2 $488.8 $264.6 $19.6 Enterprise Value Low Mid High WACC 16.50% 14.00% 11.50% Present Value of Discrete Cash Flows $2,020.8 $2,081.0 $2,145.7 Indicated Enterprise Value (Rounded) $2,000.0 $2,100.0 $2,150.0 Source: Management Projections Notes: Cash flows for each of Simia and Sylvave were projected based on historical realization rates, as provided by Notes: Management portfolios. DCF analysis for Simia and Sylvave does not contain a terminal value as the Notes: Segments are in wind-down and will cease operations at FY2024, per Management.

DRAFT

Preliminary Valuation Analysis – Personal Injury Claims

Arthur Funding - Selected Public Companies / M&A Transactions Analysis - Summary

- Lincoln considered eight public companies and three selected M&A transactions in the specialty finance industry.
- Lincoln's selected multiples for Arthur Funding were based on a comparative analysis that considered, among other things, certain quantitative and qualitative factors including the following: geographic footprint, relative size, historical and projected financial performance and profitability, the length of time Arthur Funding has been originating new business, and Arthur Funding's revenue and earnings composition.
  - Lincoln further notes that Arthur Funding represents an early stage investment for the Company, having launched in May 2019, and the Segment has not yet generated significant origination volumes. Appendix A contains additional details of Arthur Funding's total originations through December 31, 2019.

Selected Public Companies / M&A Transactions Analysis - Summary

($ in Thousands)

	Selected Public Companies				M&A	Selected Multiples			Financial	Equity Value		
Equity Value Multiple	Low	-	High	Median	Median	Low	-	High	Statistic (1)	Low	Mid	High
LTM Book Value	0.66x	-	3.51x	1.62x	1.43x	1.00x	-	1.25x	$245.1	$245.1	$275.7	$306.3
						Indicated Equity Value Range (Rounded)				$245.0	$276.0	$306.0

(1) Book Value for Arthur Funding represents the Company's investment in Arthur Funding as of December 31, 2019; see Appendix A for additional details

Note: None of the selected public companies or the target companies in the M&A transactions analysis is identical to Arthur Funding and Lincoln does not have access to non-public information regarding those companies.

Source: Investment in Arthur Funding as of December 31, 2019 was provided by Management. See Appendix A for additional details of Arthur Funding's total originations through December 31, 2019
For purposes of Lincoln's preliminary valuation analysis for Arthur Funding, Equity Value is equal to Enterprise Value since there is no corresponding Segment-level leverage

LINCOLN INTERNATIONAL
Asta Funding, Inc.
27

Preliminary Valuation Analysis – Personal Injury Claims Preliminary Valuation Summary Preliminary Valuation Summary - Personal Injury Claims ($ in Thousands) Enterprise Value Low Mid High DCF Analysis - Simia and Sylvave $2,000.0 $2,100.0 $2,150.0 Selected Public Companies / M&A Transactions Analysis - Arthur Funding 245.0 276.0 306.0 Indicated Enterprise Value Range (Rounded) $2,245.0 $2,376.0 $2,456.0 Source: Management Projections Note: Indicated Enterprise Value Range represents the sum of the DCF Analysis – Simia and Sylvave and the Note: Selected Public Companies / M&A Transactions Analysis – Arthur Funding

Preliminary Valuation Analysis – GAR Section 5

Preliminary Valuation Analysis – GAR

Historical and Projected Financial Statements

DRAFT

Historical and Projected Financial Performance - GAR
($ in Thousands)

			Management Projections							'19A - '26P	'20P - '26P
FY Ending September 30,	2018PF	2019PF	2020P	2021P	2022P	2023P	2024P	2025P	2026P	CAGR	Avg.
Disability Fee Income	$4,598.0	$4,861.0	$3,952.0	$4,528.0	$4,542.0	$4,633.0	$4,726.0	$4,821.0	$4,917.0	*0.2%*	
Other Income	8.0	48.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	*NM*	
Total Revenue	$4,606.0	$4,909.0	$3,952.0	$4,528.0	$4,542.0	$4,633.0	$4,726.0	$4,821.0	$4,917.0	*0.0%*	
Growth	*NA*	*6.6%*	*(19.5%)*	*14.6%*	*0.3%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*		
(-) Total Operating Expenses	($3,721.0)	($3,549.0)	($3,538.0)	($3,562.0)	($3,586.0)	($3,611.0)	($3,636.0)	($3,662.0)	($3,688.0)	*0.6%*	
EBITDA	$885.0	$1,360.0	$414.0	$966.0	$956.0	$1,022.0	$1,090.0	$1,159.0	$1,229.0	*(1.4%)*	
Margin	*19.2%*	*27.7%*	*10.5%*	*21.3%*	*21.0%*	*22.1%*	*23.1%*	*24.0%*	*25.0%*		*21.0%*
Growth	*NA*	*53.7%*	*(69.6%)*	*133.3%*	*(1.0%)*	*6.9%*	*6.7%*	*6.3%*	*6.0%*		
Net Working Capital		$446.0	$446.0	$401.0	$401.0	$401.0	$401.0	$401.0	$401.0	*(1.5%)*	
as a % of Total Revenue		*9.1%*	*11.3%*	*8.9%*	*8.8%*	*8.7%*	*8.5%*	*8.3%*	*8.2%*		*8.9%*

Note: 2018PF and 2019PF total operating expenses were adjusted to include the full amount of the GAR President's salary of $330,000 (an incremental $220,000 vs. the Management Projections), as he is solely dedicated to GAR, per Management. Five Star Veterans Disability, LLC, a division of GAR ("Five Star"), represents a diminishing portfolio, in which the Company is not actively investing going forward. Five Star future cash collections are projected to be $150,000 in 2020P, $75,000 in 2021P, and $0 in 2022P and thereafter.

Source: Management Projections

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

30

Preliminary Valuation Analysis – GAR DCF Analysis - Key Assumptions As part of its valuation analysis, Lincoln performed a DCF utilizing the Management Projections for FY2020 through FY2026. Beyond the projection period, Lincoln estimated the continuing value of GAR (the “Terminal Value”) by using a terminal growth rate of 2.0%, based on discussions with Management, reflecting Management’s view of the long term growth rate. The following is a summary of the key assumptions used in the DCF analysis for GAR: Total revenue is projected to decrease (19.5%) in FY2020 followed by a recovery to approximately $4.9 million by FY2026; Total revenue decline in FY2020 is primarily driven by the Social Security Administration approving cases more quickly, which in turn reduces GAR’s revenue per case due to lower levels of retroactive benefits. Total revenue growth beyond FY2020 of approximately 2% per year approximates the growth rate of the overall economy, per Management. EBITDA is projected to decrease at a CAGR of 1.4% over the FY2019 through FY2026 period; GAR’s EBITDA margin is projected to average 21.0% over the FY2020 through FY2026 period; Net working capital, calculated on a cash-free, debt-free basis, is projected to average 8.9% of total revenue over the FY2020 through FY2026 period; Lincoln utilized a tax rate of 28.1%, per Management; and The resulting discrete cash flows and corresponding Terminal Value were discounted at a WACC range of 11.5% to 16.5%. Source: Management Projections

Preliminary Valuation Analysis – GAR DCF Analysis - Summary DCF Analysis - GAR ($ in Thousands) Management Projections '19A - '26P '20P - '26P FY Ending September 30, 2019PF 2020P 2021P 2022P 2023P 2024P 2025P 2026P CAGR Avg. Total Revenue $4,909.0 $3,952.0 $4,528.0 $4,542.0 $4,633.0 $4,726.0 $4,821.0 $4,917.0 0.0% % Growth 6.6% (19.5%) 14.6% 0.3% 2.0% 2.0% 2.0% 2.0% EBITDA $1,360.0 $414.0 $966.0 $956.0 $1,022.0 $1,090.0 $1,159.0 $1,229.0 (1.4%) % Margin 27.7% 10.5% 21.3% 21.0% 22.1% 23.1% 24.0% 25.0% 21.0% % Growth 53.7% (69.6%) 133.3% (1.0%) 6.9% 6.7% 6.3% 6.0% EBIT $414.0 $966.0 $956.0 $1,022.0 $1,090.0 $1,159.0 $1,229.0 (-) Pro Forma Taxes @ 28.1% (116.4) (271.5) (268.7) (287.3) (306.4) (325.8) (345.5) NOPAT $297.6 $694.5 $687.3 $734.7 $783.6 $833.2 $883.5 (+/-) Net Working Capital 0.0 45.0 0.0 0.0 0.0 0.0 0.0 Free Cash Flow $297.6 $739.5 $687.3 $734.7 $783.6 $833.2 $883.5 Discount Period 0.21 1.21 2.21 3.21 4.21 5.21 6.21 Discount Factor @ 14.00% 0.9727 0.8533 0.7485 0.6566 0.5759 0.5052 0.4432 Present Value of Unlevered Free Cash Flow $289.5 $631.0 $514.4 $482.4 $451.3 $420.9 $391.5 Terminal Value Calculations Low Mid High WACC 16.50% 14.00% 11.50% Terminal Growth Rate 2.00% 2.00% 2.00% Terminal Free Cash Flow * (1 + Terminal Growth Rate) $901.2 $901.2 $901.2 Capitalization Rate (WACC - Terminal Growth Rate) 14.5% 12.0% 9.5% Terminal Value (Gordon Growth) $6,215.2 $7,510.0 $9,486.3 Discount Factor 0.3873 0.4432 0.5086 Present Value of Terminal Value $2,407.1 $3,328.1 $4,824.7 Enterprise Value Low Mid High Present Value of Discrete Cash Flows $2,973.0 $3,181.0 $3,414.5 (+) Present Value of Terminal Value 2,407.1 3,328.1 4,824.7 Indicated Enterprise Value (Rounded) $5,400.0 $6,500.0 $8,200.0 Implied Enterprise Value Multiples 2019PF EBITDA (1) $1,360.0 4.0x 4.8x 6.0x 2020P EBITDA 414.0 13.0x 15.7x 19.8x 2021P EBITDA 966.0 5.6x 6.7x 8.5x 2019A Total Revenue 4,909.0 1.10x 1.32x 1.67x Source: Management Projections (1) 2019PF EBITDA was adjusted to include the full amount of the GAR President’s salary of $330,000 (an (1) incremental $220,000 vs. the Management Projections), as he is solely dedicated to GAR, per Management, and (1) approximately $215,140 of cash collections from Five Star

Preliminary Valuation Analysis – GAR

Selected Public Companies Analysis - Summary

DRAFT

- Lincoln analyzed eight selected public companies in the specialty finance industry.
- Lincoln's selected multiples for GAR were based on a comparative analysis that considered, among other things, certain quantitative and qualitative factors including the following: geographic footprint, relative size, historical and projected financial performance and profitability, and GAR's revenue and earnings composition.

Selected Public Companies Analysis - Summary

($ in Thousands)

	Selected Public Companies				Selected Multiples			Financial	Enterprise Value		
Enterprise Value Multiple	Low	-	High	Median	Low	-	High	Statistic (1)	Low	Mid	High
2019PF EBITDA	1.9x	-	4.9x	4.4x	4.0x	-	5.5x	$1,144.9	$4,579.4	$5,438.1	$6,296.7
					Indicated Enterprise Value Range (Rounded)				$4,600.0	$5,400.0	$6,300.0
									Implied Enterprise Value Multiples		
2020P EBITDA	1.8x		4.4x	4.2x				$414.0	11.1x	13.0x	15.2x
2021P EBITDA	1.8x		4.2x	3.6x				$966.0	4.8x	5.6x	6.5x
2019A Total Revenue	1.90x		4.90x	4.36x				$4,909.0	0.94x	1.10x	1.28x

Note: None of the selected public companies is, of course, identical to GAR and Lincoln does not have access to non-public information regarding those companies.

Source: Management Projections

(1) 2019PF EBITDA was adjusted to include the full amount of the GAR President's salary of $330,000 (an incremental $220,000 vs. the Management Projections), as he is solely dedicated to GAR, per Management, and approximately $215,140 of cash collections from Five Star

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

33

Preliminary Valuation Analysis – GAR Preliminary Valuation Summary Preliminary Valuation Summary - GAR ($ in Thousands) Enterprise Value Low Mid High DCF Analysis $5,400.0 $6,500.0 $8,200.0 Selected Public Companies Analysis 4,600.0 5,400.0 6,300.0 Indicated Enterprise Value Range $5,000.0 $5,950.0 $7,250.0 Implied Enterprise Value Multiples 2019PF EBITDA (1) $1,360.0 3.7x 4.4x 5.3x 2020P EBITDA 414.0 12.1x 14.4x 17.5x 2021P EBITDA 966.0 5.2x 6.2x 7.5x 2019A Total Revenue 4,909.0 1.02x 1.21x 1.48x Source: Management Projections Note: Indicated Enterprise Value Range represents the midpoint of the DCF and Selected Public Company Analyses (1) 2019PF EBITDA was adjusted to include the full amount of the GAR President’s salary of $330,000 (an (1) incremental $220,000 vs. the Management Projections), as he is solely dedicated to GAR, per Management, and (1) approximately $215,140 of cash collections from Five Star

Preliminary Valuation Analysis – Corporate Overhead Section 6

Preliminary Valuation Analysis – Corporate Overhead Adjustments to Management Projections Following the Special Committee’s review of the Management Projections and a discussion with Lincoln regarding such, the Special Committee instructed Lincoln to make certain adjustments to corporate overhead expenses. These adjustments included trending down the aggregate level of corporate overhead expenses to be in line with the Company’s consolidated, pre-corporate overhead EBITDA, over the 2021P through 2026P period, as displayed in the table below. Historical and Projected Financial Statements (Adjusted Management Projections, as presented to the Special Committee on January 13, 2020) ($ in Thousands) Fiscal Year Ended September 30, 2018A 2019A 2020P 2021P 2022P 2023P 2024P 2025P 2026P Consumer Receivables $15,863.0 $14,050.0 $9,106.0 $7,161.0 $5,624.0 $4,601.0 $3,816.0 $2,671.0 $2,051.0 Personal Injury Claims Funding 1,754.0 2,202.0 84.0 151.0 202.0 422.0 498.0 579.0 660.0 GAR 4,598.0 4,861.0 3,952.0 4,528.0 4,542.0 4,633.0 4,726.0 4,821.0 4,917.0 Total Revenue $22,215.0 $21,113.0 $13,142.0 $11,840.0 $10,368.0 $9,656.0 $9,040.0 $8,071.0 $7,628.0 Growth NA (5.0%) (37.8%) (9.9%) (12.4%) (6.9%) (6.4%) (10.7%) (5.5%) (+) Other Income (1) 4,179.0 862.0 115.0 27.0 5.0 5.0 5.0 5.0 5.0 Total Income $26,394.0 $21,975.0 $13,257.0 $11,867.0 $10,373.0 $9,661.0 $9,045.0 $8,076.0 $7,633.0 (-) General & Admini s trative Expenses (5,774.0) (5,537.0) (5,834.0) (5,396.0) (5,391.0) (5,468.0) (5,367.0) (5,378.0) (5,417.0) EBITDA (Pre-Corporate Overhead) $20,620.0 $16,438.0 $7,423.0 $6,471.0 $4,982.0 $4,193.0 $3,678.0 $2,698.0 $2,216.0 Growth NA (20.3%) (54.8%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) Margin 78.1% 74.8% 56.0% 54.5% 48.0% 43.4% 40.7% 33.4% 29.0% (-) Corporate Overhead (9,292.0) (7,831.0) (7,422.0) (6,470.1) (4,981.3) (4,192.4) (3,677.5) (2,697.6) (2,215.7) Growth NA (15.7%) (5.2%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) EBITDA (Pos t-Corporate Overhead) $11,328.0 $8,607.0 $1.0 $0.9 $0.7 $0.6 $0.5 $0.4 $0.3 Growth NA (24.0%) (100.0%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) Margin 42.9% 39.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% (1) Excludes interes t income attributable to U.S. Treasuries The Adjusted Management Projections, as displayed below and on the following page, were subsequently reviewed by the Special Committee and approved for use by Lincoln in its analysis. Sources: Management Projections and Adjusted Management Projections

Preliminary Valuation Analysis – Corporate Overhead Adjustments to Management Projections $8,000.0 $7,422.0 $6,885.0 $6,899.0 $6,913.0 $6,928.0 $6,944.0 $6,961.0 $6,470.1 $4,981.3 $4,192.4 $3,677.5 $2,697.6 $2,215.7 $0.0 $1,000.0 $2,000.0 $3,000.0 $4,000.0 $5,000.0 $6,000.0 $7,000.0 Management Projections Adjusted Management Projections Sources: Management Projections and Adjusted Management Projections

Preliminary Valuation Analysis – Corporate Overhead Historical and Projected Financial Statements Historical and Projected Financial Performance - Corporate Overhead ($ in Thousands) Adjusted Management Projections FY Ending September 30, 2018A 2019A 2020P 2021P 2022P 2023P 2024P 2025P 2026P Corporate Overhead Expenses ($9,292.0) ($7,831.0) ($7,422.0) ($6,470.1) ($4,981.3) ($4,192.4) ($3,677.5) ($2,697.6) ($2,215.7) Growth NA (15.7%) (5.2%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) Total Capital Expenditures $0.0 $119.0 $100.0 $100.0 $0.0 $0.0 $0.0 $0.0 $0.0 Net Working Capital $3,106.0 ($686.0) ($877.0) ($1,480.8) ($1,254.0) ($1,086.0) ($973.0) ($747.0) ($635.0) Source: Adjusted Management Projections Note: Net Working Capital includes (i) Prepaid and Income Taxes Receivable, (ii) Other Assets, (iii) Accounts Payable Note: and Accrued Expenses, and (iv) Income Tax Payable

Preliminary Valuation Analysis – Corporate Overhead DCF Analysis - Key Assumptions As part of its valuation analysis, Lincoln performed a DCF utilizing the Adjusted Management Projections for FY2020 through FY2026. Based on discussions with the Special Committee and with the Special Committee’s approval, Lincoln assumed that the Company would cease operating when each of the Company’s Consumer Receivables Segment, the Simia and Sylvave portfolios have liquidated, and the consolidated Company would be nearing a break-even point on a consolidated EBITDA basis. As such, no terminal value was contemplated in Lincoln’s DCF analysis for corporate overhead. The following is a summary of the key assumptions used in the DCF analysis for the Company’s corporate overhead: Corporate overhead expenses are expected to decrease at a rate corresponding to the consolidated company’s EBITDA margin (pre-corporate overhead) over the FY2019 through FY2026 period, based on discussions with the Special Committee, as detailed on page 27; Total capital expenditures of $100,000 are projected for each of FY2020 and FY2021; Net working capital, calculated on a cash-free, debt-free basis, is projected to decrease through FY2021 and then increase over the FY2022 through FY2026 period; Lincoln utilized a tax rate of 28.1%, per Management; and The resulting discrete cash flows were discounted at a WACC range of 11.5% to 16.5%. Source: Adjusted Management Projections

Preliminary Valuation Analysis – Corporate Overhead DCF Analysis - Summary DCF Analysis - Corporate Overhead ($ in Thousands) Adjusted Management Projections FY Ending September 30, 2019A 2020P 2021P 2022P 2023P 2024P 2025P 2026P Corporate Overhead Expenses ($7,831.0) ($7,422.0) ($6,470.1) ($4,981.3) ($4,192.4) ($3,677.5) ($2,697.6) ($2,215.7) EBIT ($7,539.1) ($6,587.3) ($4,998.5) ($4,209.6) ($3,694.6) ($2,714.8) ($2,232.8) (-) Pro Forma Taxes @ 28.1% 0.0 0.0 0.0 0.0 0.0 0.0 0.0 NOPAT ($7,539.1) ($6,587.3) ($4,998.5) ($4,209.6) ($3,694.6) ($2,714.8) ($2,232.8) (+) Tax Depreciation $117.1 $117.1 $17.1 $17.1 $17.1 $17.1 $17.1 (-) Capital Expenditures (100.0) (100.0) 0.0 0.0 0.0 0.0 0.0 (+/-) Net Working Capital 191.0 603.8 (226.8) (168.0) (113.0) (226.0) (112.0) Free Cash Flow ($7,331.0) ($5,966.4) ($5,208.1) ($4,360.4) ($3,790.5) ($2,923.6) ($2,327.7) Discount Period 0.21 1.21 2.21 3.21 4.21 5.21 6.21 Discount Factor @ 14.00% 0.9727 0.8533 0.7485 0.6566 0.5759 0.5052 0.4432 Present Value of Unlevered Free Cash Flow ($7,131.0) ($5,090.9) ($3,898.1) ($2,862.9) ($2,183.1) ($1,477.0) ($1,031.5) Enterprise Value Low Mid High WACC 16.50% 14.00% 11.50% Present Value of Discrete Cash Flows ($22,656.2) ($23,674.5) ($24,800.6) Indicated Enterprise Value (Rounded) ($22,700.0) ($23,700.0) ($24,800.0) Source: Adjusted Management Projections Note: Net Working Capital includes (i) Prepaid and Income Taxes Receivable, (ii) Other Assets, (iii) Accounts Payable Note: and Accrued Expenses, and (iv) Income Tax Payable

Valuation Support Appendix A

Preliminary Valuation Support Portfolio Overview - Consumer Receivables (U.S.) ($ in thousands) Receivable Type Credit Card Concentration Credit Card Phone Car Retail Other $6,997.2 $5,737.8 $4,727.3 $3,934.6 $3,268.3 $2,533.0 $2,051.0 $0.0 $1,000.0 $2,000.0 $3,000.0 $4,000.0 $5,000.0 $6,000.0 $7,000.0 $8,000.0 $9,000.0 2020P 2021P $393.7 $1,520.1 $4,788.5 $2,199.2 $402.3 $926.2 $8,193.5 $829.7 $811.0 $3,267.4 $45.4 $109.0  $2,392.0  American Express Bank One Chase Citibank Discover GE Capital Great Seneca HSBC First Financial Providian US Bank Finance Income Forecast Source: Management ($ in thousands) $25,878.1 $4,029.0 American Express Bank One Chase Citibank Discover GE Capital Great Seneca HSBC First Financial Providian US Bank Source: Management

Preliminary Valuation Support

Historical and Projected Financial Statements - Consumer Receivables (U.S.)

DRAFT

Historical and Projected Financial Performance - Consumer Receivables (U.S.) (1)

($ in Thousands)

			Consumer Receivables (U.S.) Projections							Long-Term Projections		'19A - '28P	'20P - '28P
FY Ending September 30,	2018A	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	CAGR	Avg.
Finance Income	$12,190.4	$10,797.1	$6,997.2	$5,737.8	$4,727.3	$3,934.6	$3,268.3	$2,533.0	$2,051.0	$1,640.8	$1,312.6	(20.9%)	
Other Income	$3,133.1	$594.0	$88.4	$20.7	$3.8	$3.8	$3.8	$3.8	$5.0	$5.0	$5.0	(41.2%)	
Total Revenue	$15,323.4	$11,391.1	$7,085.6	$5,758.6	$4,731.2	$3,938.4	$3,272.2	$2,536.8	$2,056.0	$1,645.8	$1,317.6	(21.3%)	
Growth	*NA*	*(25.7%)*	*(37.8%)*	*(18.7%)*	*(17.8%)*	*(16.8%)*	*(16.9%)*	*(22.5%)*	*(19.0%)*	*(20.0%)*	*(19.9%)*		
(-) Total Operating Expenses	($1,323.3)	($1,656.1)	($990.6)	($986.2)	($996.0)	($986.7)	($967.8)	($1,039.5)	($1,078.0)	($1,078.0)	($1,078.0)	(4.7%)	
EBITDA	$14,000.1	$9,735.1	$6,095.0	$4,772.3	$3,735.1	$2,951.7	$2,304.3	$1,497.4	$978.0	$567.8	$239.6	(33.7%)	
Margin	*91.4%*	*85.5%*	*86.0%*	*82.9%*	*78.9%*	*74.9%*	*70.4%*	*59.0%*	*47.6%*	*34.5%*	*18.2%*		*61.4%*
Growth	*NA*	*(30.5%)*	*(37.4%)*	*(21.7%)*	*(21.7%)*	*(21.0%)*	*(21.9%)*	*(35.0%)*	*(34.7%)*	*(41.9%)*	*(57.8%)*		
Net Working Capital	$3,461.2	$1,739.8	$1,030.5	$421.9	$219.0	$96.1	$50.7	$34.6	$26.9	$21.5	$17.2	(40.1%)	
as a % of Total Revenue	*22.6%*	*15.3%*	*14.5%*	*7.3%*	*4.6%*	*2.4%*	*1.6%*	*1.4%*	*1.3%*	*1.3%*	*1.3%*		*4.0%*

(1) Total operating expenses have been allocated between the U.S. and International Consumer Receivables Segments based on each of the U.S. and International Segment's respective total revenue contribution

Source: Management Projections

LINCOLN INTERNATIONAL

Asta Funding, Inc.

43

Preliminary Valuation Support Portfolio Overview - Consumer Receivables (International) ($ in thousands) Receivable Type Credit Card Concentration Finance Income Forecast Source: Management $1,100.1 Credit Card Retail $14.0 $42.9 $123.7 $123.0 $4,070.5 $501.9 $143.1 Banco Popular Colombia BBVA Colombia BBVA Peru Corbanca Colombia Davivienda Colombia Interbank Peru Scotia Bank Peru $2,108.8 $1,423.2 $896.7 $666.4 $547.7 $138.0 $0.0 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 Colombia Peru 2020P 2021P 2022P 2023P 2024P 2025P 2026P

DRAFT

Preliminary Valuation Support
Historical and Projected Financial Statements - Consumer Receivables (International)

Historical and Projected Financial Performance - Consumer Receivables (International)

($ in Thousands)

FY Ending September 30,	2018A	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P	'19A - '26P CAGR	'20P - '26P Avg.
			Consumer Receivables (International) Projections								
Finance Income	$3,672.6	$3,252.9	$2,108.8	$1,423.2	$896.7	$666.4	$547.7	$138.0	$0.0	(100.0%)	
Other Income	943.9	179.0	26.6	6.3	1.2	1.2	1.2	1.2	0.0	(100.0%)	
Total Revenue	$4,616.6	$3,431.9	$2,135.4	$1,429.4	$897.8	$667.6	$548.8	$139.2	$0.0	(100.0%)	
Growth	*NA*	*(25.7%)*	*(37.8%)*	*(33.1%)*	*(37.2%)*	*(25.6%)*	*(17.8%)*	*(74.6%)*	*(100.0%)*		
(-) Total Operating Expenses	($398.7)	($498.9)	($298.4)	($244.8)	($189.0)	($167.3)	($162.2)	($56.5)	$0.0	(100.0%)	
EBITDA	$4,217.9	$2,932.9	$1,837.0	$1,184.7	$708.9	$500.3	$386.7	$82.6	$0.0	(100.0%)	
Margin	*91.4%*	*85.5%*	*86.0%*	*82.9%*	*79.0%*	*74.9%*	*70.5%*	*59.4%*	*NM*		*75.4%*
Growth	*NA*	*(30.5%)*	*(37.4%)*	*(35.5%)*	*(40.2%)*	*(29.4%)*	*(22.7%)*	*(78.6%)*	*(100.0%)*		
Net Working Capital	$1,042.8	$524.2	$310.5	$127.1	$66.0	$28.9	$15.3	$10.4	$8.1	(44.9%)	
as a % of Total Revenue	*22.6%*	*15.3%*	*14.5%*	*8.9%*	*7.3%*	*4.3%*	*2.8%*	*7.5%*	*NM*		*7.6%*

(1) Total operating expenses were allocated between the U.S. and International Consumer Receivables Segments based on each of the U.S. and International Segment's respective total revenue contribution

Source: Management Projections

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

45

Preliminary Valuation Support

Portfolio Details - Arthur Funding

DRAFT

Arthur Funding - Portfolio Overview

($ actual)

Date Funded	Redacted Client Name	Funded Amount
05/22/19	Client 1	$8,532.5
06/20/19	Client 1	2,000.0
07/25/19	Client 1	1,500.0
08/29/19	Client 1	2,500.0
09/30/19	Client 1	3,000.0
10/25/19	Client 1	5,000.0
12/23/19	Client 1	2,500.0
06/06/19	Client 2	35,604.0
07/05/19	Client 2	1,000.0
08/05/19	Client 2	1,000.0
09/05/19	Client 2	1,000.0
10/04/19	Client 2	1,000.0
11/05/19	Client 2	1,000.0
12/05/19	Client 2	1,000.0
06/06/19	Client 3	34,370.0
07/15/19	Client 3	4,000.0
08/15/19	Client 3	4,000.0
09/16/19	Client 3	4,000.0
10/15/19	Client 3	4,000.0
11/15/19	Client 3	4,000.0
12/11/19	Client 3	1,500.0
12/13/19	Client 3	4,000.0
06/11/19	Client 4	1,355.3
08/16/19	Client 4	10,000.0
08/28/19	Client 4	1,500.0
10/01/19	Client 4	1,500.0
11/01/19	Client 4	1,500.0
11/27/19	Client 4	1,500.0
06/13/19	Client 5	3,460.0
07/05/19	Client 5	1,000.0
07/25/19	Client 5	10,000.0
09/03/19	Client 5	2,000.0
10/15/19	Client 5	1,500.0
12/09/19	Client 5	2,500.0
06/17/19	Client 6	37,500.0
07/26/19	Client 7	17,245.5
09/09/19	Client 7	1,000.0
11/22/19	Client 7	1,000.0
07/30/19	Client 8	2,000.0
09/10/19	Client 8	2,000.0
10/04/19	Client 8	2,500.0
12/04/19	Client 8	2,500.0
09/05/19	Client 9	5,000.0
11/05/19	Client 10	10,000.0
Total		$245,067.3

Arthur Funding - Portfolio Fundings by Client

($ actual)

Date Funded	Redacted Client Name	Funded Amount
Various	Client 1	$25,032.5
Various	Client 2	41,604.0
Various	Client 3	59,870.0
Various	Client 4	17,355.3
Various	Client 5	20,460.0
06/17/19	Client 6	37,500.0
Various	Client 7	19,245.5
Various	Client 8	9,000.0
09/05/19	Client 9	5,000.0
11/05/19	Client 10	10,000.0
Total		$245,067.3

Arthur Funding - Portfolio Fundings by Month

($ actual)

Month Funded	Funded Amount
May 2019	$8,532.5
June 2019	114,289.3
July 2019	36,745.5
August 2019	19,000.0
September 2019	18,000.0
October 2019	15,500.0
November 2019	19,000.0
December 2019	14,000.0
Total	$245,067.3

Source: Management

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

46

Preliminary Valuation Support
Selected Public Companies - Valuation Multiples

DRAFT

Selected Public Companies Analysis - Enterprise Valuation Multiples
($ in millions)

Company Name	Stock Price as of 1/15/20	% of 52 Week High	Enterprise Value	Enterprise Value as a Multiple of LTM EBITDA	2020 EBITDA	2021 EBITDA	LTM Revenue
PRA Group, Inc.	$36.54	95.97%	$4,293	4.4x	4.3x	4.0x	4.36x
Encore Capital Group, Inc.	36.28	92.57%	4,477	3.3x	3.2x	3.1x	3.25x
Credit Acceptance Corporation	444.65	87.19%	NA	NMF	NMF	NMF	NMF
Cembra Money Bank AG	118.38	100.18%	NA	NMF	NMF	NMF	NMF
Arrow Global Group PLC	3.61	95.52%	NA	NMF	NMF	NMF	NMF
KRUK Spólka Akcyjna	45.32	88.15%	1,492	4.9x	4.4x	4.2x	4.90x
Axactor SE	2.09	77.08%	1,351	4.5x	4.2x	3.6x	4.45x
Collection House Limited	0.75	73.65%	215	1.9x	1.8x	1.8x	1.90x
Average	85.95	88.79%	2,366	3.8x	3.6x	3.3x	3.77x
Median	36.41	90.36%	1,492	4.4x	4.2x	3.6x	4.36x

Selected Public Companies Analysis - Equity Valuation Multiples
($ in millions)

Company Name	Stock Price as of 1/15/20	% of 52 Week High	Market Capitalization	Equity Value as a Multiple of Book Value	Tangible Book Value	LTM Earnings
PRA Group, Inc.	$36.54	95.97%	$1,659.1	1.52x	2.66x	22.5x
Encore Capital Group, Inc.	36.28	92.57%	1,126.8	1.22x	NMF	6.6x
Credit Acceptance Corporation	444.65	87.19%	8,433.9	3.54x	3.54x	13.2x
Cembra Money Bank AG	118.38	100.18%	3,477.8	3.59x	3.80x	21.0x
Arrow Global Group PLC	3.61	95.52%	632.3	2.60x	NMF	13.3x
KRUK Spólka Akcyjna	45.32	88.15%	859.8	1.75x	1.86x	11.9x
Axactor SE	2.09	77.08%	324.4	1.09x	1.52x	20.8x
Collection House Limited	0.75	73.65%	106.5	0.65x	0.76x	4.9x
Average	$85.95	88.79%	$2,077.6	1.99x	2.36x	14.3x
Median	$36.41	90.36%	$993.3	1.63x	2.26x	13.2x

Source: S&P Capital IQ and Public Filings

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

47

Preliminary Valuation Support
Selected M&A Transactions Analysis

DRAFT

Selected M&A Transactions Analysis
($ in millions)

Closed Date	Target	Acquirer	Target Description	Equity Value	Equity Value / Book Value	Equity Value / LTM Earnings
Jul-14	Aktiv Kapital ASA	Portfolio Recovery Associates, Inc. (nka:PRA Group, Inc.)	As of July 16, 2014, Aktiv Kapital ASA was acquired by PRA Group, Inc. Aktiv Kapital ASA, together with its subsidiaries, engages in the acquisition, collection, and management of unsecured non-performing loans.	$872.6	2.02x	6.1x
Jun-13	Asset Acceptance Capital Corp.	Encore Capital Group, Inc.	Asset Acceptance Capital Corp. engages in the purchase and collection of defaulted and charged-off accounts receivable portfolios from consumer credit originators in the United States.	215.2	1.43x	36.6x
Mar-12	Aktiv Kapital ASA	Geveran Trading Co., Ltd.	As of July 16, 2014, Aktiv Kapital ASA was acquired by PRA Group, Inc. Aktiv Kapital ASA, together with its subsidiaries, engages in the acquisition, collection, and management of unsecured non-performing loans.	1,416.3	0.94x	5.4x
Average				**$834.7**	**1.46x**	**16.0x**
Median				**872.6**	**1.43x**	**6.1x**

Source: S&P Capital IQ and Public Filings

LINCOLN INTERNATIONAL

Asta Funding, Inc.

48

Fully-Diluted Shares Outstanding Appendix B

Fully-Diluted Shares Outstanding Fully-Diluted Shares Outstanding Low Mid High Shares Outstanding (1) 6,567,765 6,567,765 6,567,765 Options Outstanding (2) 171,137 175,902 181,938 Fully-Diluted Shares Oustanding 6,738,902 6,743,667 6,749,703 Source: Management (1) Shares outstanding as of September 30, 2019 (2) Dilution from outstanding options was calculated using the Treasury Stock Method and Lincoln’s range of per (2) share value indications ($10.72 / $10.81 / $10.93, respectively)

Asta Trading Analysis Appendix C

Asta Trading Analysis

Ownership and Common Stock Overview

Shareholder	Total Shares	% of Total
Stern, Ricky	1,659,250	25.3%
Stern, Gary	1,407,345	21.4%
GMS Family Investors LLC	871,500	13.3%
Asta Group, Inc.	842,000	12.8%
RBF Capital LLC	400,000	6.1%
BlackRock, Inc.	278,175	4.2%
Dimensional Fund Advisors L.P.	84,845	1.3%
Bridgeway Capital Management, Inc.	83,600	1.3%
Geode Capital Management, LLC	39,457	0.6%
The Vanguard Group, Inc.	32,041	0.5%
Top 10 Shareholders	**5,698,213**	**86.8%**
All Other Shareholders	869,552	13.2%
Total Shares Outstanding	**6,567,765**	**100.0%**



Public and Other 18.7%
Institutional 8.5%
Insiders 72.8%

Asta - Common Stock Overview	
Stock Price as of January 15, 2020	$10.38
Stock Price as of January 15, 2019	4.16
Stock Price as of January 15, 2018	7.28
30-Day Volume Weighted Average Price ("VWAP")	$10.31
60-Day VWAP	10.34
90-Day VWAP	9.67
52-Week Average Closing Price	$7.08
52-Week High Closing Price	10.43
52-Week Low Closing Price	4.06
104-Week Average Closing Price	$5.69
104-Week High Closing Price	11.25
104-Week Low Closing Price	2.85

Source: S&P Capital IQ

Asta - Historical Daily Trading Volume					
One-Week Average	3,198	Two -Week Average	3,119	One-Month Average	2,671
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.2%	% of Float	0.2%	% of Float	0.2%
Two-Month Average	3,457	Six-Month Average	4,084	One-Year Average	4,877
% of Shares Outstanding	0.1%	% of Shares Outstanding	0.1%	% of Shares Outstanding	0.1%
% of Float	0.3%	% of Float	0.3%	% of Float	0.4%
Two-Year Average	9,299	Three-Year Average	10,631	Four-Year Average	13,839
% of Shares Outstanding	0.1%	% of Shares Outstanding	0.2%	% of Shares Outstanding	0.2%
% of Float	0.7%	% of Float	0.8%	% of Float	1.0%
Total Shares Outstanding	6,567,765				
Public Float Shares	1,365,170				
Public Float %	20.8%				

Source: S&P Capital IQ and Company SEC filings

Notes: "Insiders" in the pie chart above includes the holdings of: (i) Ricky Stern, (ii) Gary Stern, (iii) GMS Family Investors LLC, and (iv) Asta Group, Inc.

DRAFT

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

52

Asta Trading Analysis 2-Year Trading History Announcement / Completion of $5.30 per share Special Dividend Source: S&P Capital IQ Gary Stern offer to take the Company private on October 30, 2019 at $10.75 per share Consideration: $11.00 0.35 0.40 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00

Illustrative Premiums Paid Analysis Appendix D

Illustrative Premiums Paid Analysis Illustrative Premiums Paid Analysis Stock Price Premium (Median) Criteria Number of Transactions 1-Day Prior (%) 1-Week Prior (%) 1-Month Prior (%) All Diversified Financials Deals 41 20.7% 27.6% 21.5% All Deals with Enterprise Value < $500 million 217 17.8% 20.0% 18.8% All United States Deals 28 30.2% 31.6% 37.2% All Deals with Majority Shareholder Purchasing Remaining Shares 367 17.2% 18.8% 19.5% Asta - Stock Price as of October 30, 2019 (1) $6.79 $6.70 $7.00 Proposed Transaction @ $11.00 62.0% 64.2% 57.1% Asta - 1-Year Trailing VWAP as of October 30, 2019 (1) $5.77 Proposed Transaction @ $11.00 90.8% Asta - Stock Price as of January 15, 2020 $10.32 $10.30 $10.40 Proposed Transaction @ $11.00 6.6% 6.8% 5.8% Asta - 1-Year Trailing VWAP as of January 15, 2020 $7.07 Proposed Transaction @ $11.00 45.3% Source: S&P Capital IQ Notes: Data excludes negative premiums, includes only announced, effective, and closed deals over the prior five years, and includes transactions with a majority shareholder purchasing remaining shares

Illustrative Minority Shareholder Consideration Sensitivities Appendix E

Illustrative Minority Shareholder Consideration Sensitivities Illustrative Minority Consideration Sensitivity Analysis ($ in thousands, except share counts and per share values) Initial Revised Consideration Consideration Per Share Consideration $10.75 $10.80 $10.85 $10.90 $10.95 $11.00 $11.05 $11.10 Premium to Original Offer 0.0% 0.5% 0.9% 1.4% 1.9% 2.3% 2.8% 3.3% Institutional 559,188 Public and Other 1,228,482 Total Minority Shares 1,787,670 Total Minority Consideration $19,217 $19,307 $19,396 $19,486 $19,575 $19,664 $19,754 $19,843 Variance to Original Offer ($) $0.0 $89.4 $178.8 $268.2 $357.5 $446.9 $536.3 $625.7 Variance to Original Offer (%) 0.0% 0.5% 0.9% 1.4% 1.9% 2.3% 2.8% 3.3% Per Share Consideration $11.15 $11.20 $11.25 $11.30 $11.35 $11.40 $11.45 $11.50 Premium to Original Offer 3.7% 4.2% 4.7% 5.1% 5.6% 6.0% 6.5% 7.0% Total Minority Consideration $19,933 $20,022 $20,111 $20,201 $20,290 $20,379 $20,469 $20,558 Variance to Original Offer ($) $715.1 $804.5 $893.8 $983.2 $1,072.6 $1,162.0 $1,251.4 $1,340.8 Variance to Original Offer (%) 3.7% 4.2% 4.7% 5.1% 5.6% 6.0% 6.5% 7.0% Source: S&P Capital IQ Notes: Illustrative range of value presented to the Special Committee for negotiating purposes only and is not Notes: indicative of Lincoln’s view of the value of the Company’s common stock